UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2006
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Metroplex Drive, Suite 100, Edison, New Jersey 08817

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (732) 548-0101
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 22, 2006, Hanover Capital Mortgage Holdings, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, “Sellers”), entered into a master repurchase agreement with Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main — New York Branch (“DZ”) for up to $200 million (the “Master Repurchase Agreement” or “Agreement”). The Master Repurchase Agreement provides that from time to time the Company and HDMF may enter into transactions to transfer to DZ mortgage loans against the transfer of funds by DZ to the Sellers, with a simultaneous agreement for DZ to transfer back to Sellers such mortgage loans at a date certain not later than the following repurchase date. The Company contemplates utilizing the facility primarily for the purchase of prime residential whole mortgage loans.
Pursuant to the terms of the Agreement, the Sellers will pay interest to DZ, based on 1-Month LIBOR plus a pricing margin tied to a formula for each tranche of mortgage loans purchased, plus various facility fees.
The facility established by the Agreement is set to expire on June 22, 2011.
The Sellers are required to maintain certain covenants during the term of the agreement, including, without limitation, maintaining a certain minimum cash position, maintaining profitability and providing financial reports.
If the Sellers default under the Agreement, DZ has customary remedies, including demanding that all assets be repurchased by Sellers and retaining and/or selling the assets.
A copy of the Master Repurchase Agreement is attached as Exhibit 10.38.5 hereto and incorporated herein by reference. A copy of the press release issued by the Company with respect to the Master Repurchase Agreement is attached as Exhibit 99.1 hereto.
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITVE AGREEMENT
The Company was previously a party to a certain Master Repurchase Agreement dated June 28, 2005 between Sovereign Bank, as Buyer, and the Company and Hanover Capital Partners Ltd., as Seller (the “Sovereign Agreement”). The Sovereign Agreement expired according to its terms on June 27, 2006.
SECTION 8 — OTHER EVENTS
ITEM 8.01. OTHER EVENTS.
On or about January 11, 2006, the Company received a Complaint filed on behalf of its former CFO J. Holly Loux claiming the Company and its current CEO, John A. Burchett, wrongfully terminated her employment. The action is titled Loux v. Hanover Capital Mortgage Holdings, Inc. Civil Action No. 06-0122 (KSM), and is currently pending in the United States District Court for the District of New Jersey. By her Complaint, Ms. Loux seeks reinstatement, attorney’s fees and costs, and an undetermined amount of damages. The Company and Mr. Burchett deny her allegations and they are vigorously defending the claims made by Ms. Loux.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.
10.38.5	Master Repurchase Agreement between Deutsche Zentral-Genossenschaftsbank, as Buyer, and Hanover Capital Mortgage Holdings, Inc., HDMF-I, LLC, HDMF-II, LLC and HDMF Realty Corp. as Sellers, dated as of June 22, 2006.
99.1	Press Release of the Company, dated June 27, 2006, announcing entry into the Master Repurchase Agreement.
[signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: June 28, 2006	By:	/s/ Harold F. McElraft
Harold F. McElraft, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

Exhibit 10.38.5
Master Repurchase Agreement between Deutsche Zentral-Genossenschafts Bank, as Buyer, and Hanover Capital Mortgage Holdings, Inc., HDMF-I, LLC, HDMF-II, LLC and HDMF Realty Corp. as Sellers, dated as of June 22, 2006.

Exhibit 99.1	Press Release of the Company, dated June 27, 2006, announcing entry into the Master Repurchase Agreement.